                                                                    EXHIBIT 99.2

            SC BANCORP AND ITS SUBSIDIARY, SOUTHERN CALIFORNIA BANK

                          CONSOLIDATED BALANCE SHEETS

                             (DOLLARS IN THOUSANDS)

                                                                                         JUNE 30,    DECEMBER 31,
                                                                                           1997          1996
                                                                                       ------------  ------------

                                                     ASSETS

Cash and due from banks..............................................................   $   37,639    $   29,968
Federal funds sold...................................................................       27,804         3,800
                                                                                       ------------  ------------
  Cash and cash equivalents..........................................................       65,443        33,768
                                                                                       ------------  ------------
Securities available-for-sale, at fair value (Notes 1 and 2).........................       73,465        74,533
Investment in Federal Home Loan Bank stock, at cost..................................        1,495         1,450
Investment in Federal Reserve Bank stock, at cost....................................          621           607
Loans (Notes 1 and 3)................................................................      350,584       347,864
  Less: Deferred fee income..........................................................         (638)         (689)
       Allowance for possible loan losses............................................       (5,062)       (4,947)
                                                                                       ------------  ------------
  Loans, net.........................................................................      344,884       342,228
                                                                                       ------------  ------------
Premises and equipment, net..........................................................        7,017         7,740
Other real estate owned, net.........................................................          654           536
Accrued interest receivable..........................................................        3,748         3,931
Other assets.........................................................................       10,567        11,220
                                                                                       ------------  ------------
  Total assets.......................................................................   $  507,894    $  476,013
                                                                                       ------------  ------------
                                                                                       ------------  ------------

                                                   LIABILITIES

Deposits:
  Noninterest-bearing................................................................   $  137,616    $  125,903
  Interest-bearing...................................................................      308,629       289,423
                                                                                       ------------  ------------
  Total deposits.....................................................................      446,245       415,326
                                                                                       ------------  ------------
Borrowed funds and other interest-bearing liabilities................................        7,342         8,096
Accrued interest payable and other liabilities.......................................        2,522         2,672
                                                                                       ------------  ------------
  Total liabilities..................................................................      456,109       426,094
                                                                                       ------------  ------------

                                              SHAREHOLDERS' EQUITY

Preferred stock, no par or stated value:
  10,000,000 shares authorized;
    no shares issued or outstanding..................................................           --            --
Common stock, no par or stated value:
  20,000,000 shares authorized;
    7,498,365 and 7,486,375 shares issued
    and outstanding at June 30, 1997 and
    December 31, 1996, respectively..................................................       37,807        37,738
Retained earnings....................................................................       15,502        13,055
Dividends paid.......................................................................         (749)           --
Unrealized loss on available-for-sale securities,
  net of taxes (Note 1)..............................................................         (775)         (874)
                                                                                       ------------  ------------
  Total Shareholders' Equity.........................................................       51,785        49,919
                                                                                       ------------  ------------
  Total Liabilities and Shareholders' Equity.........................................   $  507,894    $  476,013
                                                                                       ------------  ------------
                                                                                       ------------  ------------

                See notes to consolidated financial statements.

            SC BANCORP AND ITS SUBSIDIARY, SOUTHERN CALIFORNIA BANK
                     CONSOLIDATED STATEMENTS OF OPERATIONS
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                              THREE MONTHS ENDED
                                                                                                     SIX MONTHS ENDED
                                                                                   JUNE 30,              JUNE 30,
                                                                             --------------------  --------------------
                                                                               1997       1996       1997       1996
                                                                             ---------  ---------  ---------  ---------

Interest Income
Interest and fees on loans.................................................  $   7,997  $   7,390  $  15,759  $  14,768
Interest on investment securities..........................................      1,008      1,061      1,959      2,204
Interest on Federal funds sold.............................................        516         91        717        172
                                                                             ---------  ---------  ---------  ---------
    Total interest income..................................................      9,521      8,542     18,435     17,144
                                                                             ---------  ---------  ---------  ---------

Interest Expense
Interest on deposits:
  Interest-bearing demand..................................................        764        571      1,489        966
  Savings..................................................................        396        233        638        481
  Time certificates of deposit.............................................      2,004      1,897      3,904      3,914
                                                                             ---------  ---------  ---------  ---------
  Total interest on deposits...............................................      3,164      2,701      6,031      5,361
Other interest expense.....................................................        101        183        215        489
                                                                             ---------  ---------  ---------  ---------
    Total interest expense.................................................      3,265      2,884      6,246      5,850
                                                                             ---------  ---------  ---------  ---------

Net interest income........................................................      6,256      5,658     12,189     11,294
Provision for (recovery of) possible loan losses (Note 3)..................        300       (750)       650       (470)
                                                                             ---------  ---------  ---------  ---------
Net interest income after provision for possible loan losses...............      5,956      6,408     11,539     11,764
                                                                             ---------  ---------  ---------  ---------

Noninterest Income.........................................................      1,186      1,246      2,443      2,533
Noninterest Expense:
  Salaries and benefits....................................................      2,424      2,559      4,951      5,178
  Net occupancy, furniture and equipment...................................        873      1,078      1,720      2,188
  Other operating expense..................................................      1,614      2,436      3,119      4,031
                                                                             ---------  ---------  ---------  ---------
    Total noninterest expense..............................................      4,911      6,073      9,790     11,397
                                                                             ---------  ---------  ---------  ---------
Income before provision for income taxes...................................      2,231      1,581      4,192      2,900
Provision for income taxes.................................................        929        661      1,745      1,217
                                                                             ---------  ---------  ---------  ---------
    Net Income.............................................................  $   1,302  $     920  $   2,447  $   1,683
                                                                             ---------  ---------  ---------  ---------
                                                                             ---------  ---------  ---------  ---------
Weighted average number of shares outstanding..............................      7,495      7,475      7,491      7,474
                                                                             ---------  ---------  ---------  ---------
                                                                             ---------  ---------  ---------  ---------
Earnings per share.........................................................  $    0.17  $    0.12  $    0.33  $    0.23
                                                                             ---------  ---------  ---------  ---------
                                                                             ---------  ---------  ---------  ---------

                See notes to consolidated financial statements.

            SC BANCORP AND ITS SUBSIDIARY, SOUTHERN CALIFORNIA BANK
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)

                                                                                                  SIX MONTHS ENDED
                                                                                                      JUNE 30,
                                                                                                --------------------
                                                                                                  1997       1996
                                                                                                ---------  ---------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income..................................................................................  $   2,447  $   1,683
  Adjustments to reconcile net income to net cash provided by operating activities:
    Provision for (recovery of) possible loan losses..........................................        650       (470)
    Provision for loss on OREO................................................................         --        369
    Gain on sale of available-for-sale investment securities..................................         --        (14)
    Net amortization of premiums on investment securities.....................................        372        467
    Loss on sale of OREO......................................................................         --         16
    Gain on sale of loans.....................................................................        (78)        --
    Net (decrease) increase in deferred fees and unearned income on loans.....................        (51)        31
    Depreciation and amortization.............................................................        800        951
    (Gain) loss on sale of fixed assets.......................................................         (4)        24
    Decrease in accrued interest receivable and other assets..................................        763        697
    (Decrease) increase in accrued interest payable and other liabilities.....................       (150)     1,323
                                                                                                ---------  ---------
      Net cash provided by operating activities...............................................      4,749      5,077
                                                                                                ---------  ---------
CASH FLOWS FROM INVESTING ACTIVITIES
  Proceeds from sale of available-for-sale investment securities..............................         --      8,549
  Proceeds from maturities of available-for-sale investment securities........................      8,867      4,005
  Purchase of available-for-sale investment securities........................................     (8,000)        --
  Purchase of FHLB and FRB stock..............................................................        (58)      (202)
  Proceeds from sale of loans.................................................................      1,299         --
  Loans funded, net of payments received......................................................     (4,507)    (6,749)
  Proceeds from sale of OREO..................................................................         --        567
  Proceeds from sale of fixed assets and other assets.........................................          4        197
  Purchase of fixed assets....................................................................        (77)      (138)
                                                                                                ---------  ---------
      Net cash (used in) provided by investing activities.....................................     (2,472)     6,229
                                                                                                ---------  ---------
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from exercise of stock options.....................................................         69         23
  Dividends paid..............................................................................       (749)        --
  Increase (decrease) in noninterest-bearing deposits.........................................     11,713     (8,871)
  Increase in interest-bearing deposits.......................................................     19,206      3,662
  (Decrease) increase in other borrowings.....................................................       (841)     3,307
                                                                                                ---------  ---------
      Net cash provided by (used in) financing activities.....................................     29,398     (1,879)
                                                                                                ---------  ---------
Increase in cash and cash equivalents.........................................................     31,675      9,427
Cash and cash equivalents, beginning of period................................................     33,768     29,088
                                                                                                ---------  ---------
Cash and cash equivalents, end of period......................................................  $  65,443  $  38,515
                                                                                                ---------  ---------
                                                                                                ---------  ---------
SUPPLEMENTAL DISCLOSURE OF NONCASH TRANSACTIONS
  Unrealized loss on investment securities available-for-sale, net of tax.....................  $      99  $     797
  Transfers of loans to other real estate owned...............................................         31        699
  Assumption of senior liens on other real estate owned.......................................         87         28
  Asset sales offset to restructuring reserve.................................................         --         91
  Close out of capital lease accounts.........................................................         --        118
                                                                                                ---------  ---------

                See notes to consolidated financial statements.

            SC BANCORP AND ITS SUBSIDIARY, SOUTHERN CALIFORNIA BANK

  (UNAUDITED, EXCEPT FOR INFORMATION AS OF AND FOR THE YEAR ENDED DECEMBER 31,
                                     1996)

NOTE 1--SIGNIFICANT ACCOUNTING POLICIES

    SC Bancorp, a California bank holding company (the "Company"), and its subsidiary, Southern California Bank, a California state-chartered bank (the "Bank"), operate 14 branches in Southern California. The Company's primary source of revenue is providing loans to customers who are predominantly small and mid-sized businesses. The accounting and reporting policies of the Company conform to generally accepted accounting principles and general practices within the banking industry. See the notes to SC Bancorp's consolidated financial statements contained in the Company's Annual Report on Form 10-K.

    The interim period financial statements are unaudited. It is the opinion of Company management that all adjustments consisting of normal, recurring accruals necessary for a fair presentation of the results of operations have been reflected therein. Results for the period ending June 30, 1997, are not necessarily indicative of results that may be expected for any other interim periods or for the year as a whole.

    PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the accounts of the Company and the Bank. All material intercompany balances and transactions have been eliminated in consolidation.

    USE OF ESTIMATES IN THE PREPARATION OF THE FINANCIAL STATEMENTS

    The preparation of the consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    SECURITIES

    At June 30, 1997, the Company's available-for-sale portfolio had a net unrealized loss of $1.3 million. The tax-effected reduction to shareholders' equity at June 30, 1997, was $775,000. In January 1995, the FDIC issued a final rule excluding unrealized holding gains and losses on available-for-sale debt securities from the calculation of Tier 1 capital.

    STOCK OF FEDERAL HOME LOAN BANK OF SAN FRANCISCO

    As a member of the Federal Home Loan Bank of San Francisco ("FHLB"), the Bank is required to own common stock in the FHLB based upon a percentage of one of the following balances: residential mortgage loans, total assets, or the outstanding balance of FHLB advances, whichever is greater.

    STOCK OF FEDERAL RESERVE BANK OF SAN FRANCISCO

    As a member of the Federal Reserve System, the Bank is required to own common stock in the Federal Reserve Bank of San Francisco ("FRB") based upon a percentage of capital and surplus at the time of initial membership.

            SC BANCORP AND ITS SUBSIDIARY, SOUTHERN CALIFORNIA BANK

  (UNAUDITED, EXCEPT FOR INFORMATION AS OF AND FOR THE YEAR ENDED DECEMBER 31,
                                     1996)

NOTE 1--SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    LOANS

    All loans on nonaccrual are considered to be impaired; however, not all impaired loans are on nonaccrual status. Impaired loans on accrual status must meet the following criteria: all payments must be current and the loan underwriting must support the debt service requirements. Factors that contribute to a performing loan being classified as impaired include: a below market interest rate, delinquent taxes and debts to other lenders that cannot be serviced out of existing cash flow.

    STOCK-BASED COMPENSATION

    The Company maintains a stock option plan for the benefit of its executives. In 1995, the FASB issued SFAS No. 123 "Accounting for Stock-Based Compensation," which encourages, but does not require, companies to record compensation expense for stock-based employee compensation at fair value. The Company has chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related Interpretations. Accordingly, compensation expense for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant over the amount an employee must pay to acquire the stock. There were no stock option grants during the period ended June 30, 1997.

    TRANSFERS AND SERVICING OF FINANCIAL ASSETS AND EXTINGUISHMENT OF
     LIABILITIES

    In June 1996, the FASB issued SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." This Statement provides accounting and reporting standards for transfers and servicing of financial assets and extinguishment of liabilities, and is applied prospectively to financial statements for fiscal years beginning after December 31, 1996. In 1996, the FASB also issued SFAS No. 127, "Deferral of the Effective Date of Certain Provisions of FASB Statement No. 125," which defers for one year the effective date of certain provisions within SFAS No. 125. The adoption of SFAS No. 125 and SFAS No. 127 effective January 1, 1997 did not have a material impact on the Company's operations or financial condition.

    EARNINGS PER SHARE

    In February 1997, the FASB issued SFAS No. 128, "Earnings Per Share." This Statement establishes standards for computing and presenting earnings per share
(EPS) for entities with publicly held common stock or potential common stock. The Statement replaces the presentation of primary EPS with basic EPS, and requires dual presentation of basic and diluted EPS on the face of the income statement for all entities with complex capital structures. The Statement is effective for financial statements issued for periods ending after December 15, 1997, and requires restatement of all prior-period EPS data presented. Basic EPS as calculated under SFAS No. 128 for prior periods would not change from that previously reported.

            SC BANCORP AND ITS SUBSIDIARY, SOUTHERN CALIFORNIA BANK

  (UNAUDITED, EXCEPT FOR INFORMATION AS OF AND FOR THE YEAR ENDED DECEMBER 31,
                                     1996)

NOTE 2--INVESTMENT SECURITIES

    The amortized cost and estimated fair value of investment securities as of June 30, 1997 and December 31, 1996 are as follows:

                                                                                              JUNE 30, 1997
                                                                                 ---------------------------------------
                                                                                     GROSS         GROSS
                                                                     AMORTIZED    UNREALIZED    UNREALIZED    ESTIMATED
                                                                       COST          GAINS        LOSSES     FAIR VALUE
                                                                    -----------  -------------  -----------  -----------
                                                                                   (DOLLARS IN THOUSANDS)
AVAILABLE-FOR-SALE:
U.S. Treasury securities and obligations of U.S. government
 agencies.........................................................   $  35,664     $      29     $    (182)   $  35,511
Mortgage-backed securities........................................      39,123            --        (1,169)      37,954
  Total...........................................................   $  74,787     $      29     $  (1,351)   $  73,465
                                                                    -----------          ---    -----------  -----------
                                                                    -----------          ---    -----------  -----------

                                                                                            DECEMBER 31, 1996
                                                                                 ---------------------------------------
                                                                                     GROSS         GROSS
                                                                     AMORTIZED    UNREALIZED    UNREALIZED    ESTIMATED
                                                                       COST          GAINS        LOSSES     FAIR VALUE
                                                                    -----------  -------------  -----------  -----------
                                                                                   (DOLLARS IN THOUSANDS)
AVAILABLE-FOR-SALE:
U.S. Treasury securities and obligations of U.S. government
 agencies.........................................................   $  32,967     $      --     $    (285)   $  32,682
Mortgage-backed securities........................................      43,060            --        (1,209)      41,851
                                                                    -----------          ---    -----------  -----------
  Total...........................................................   $  76,027     $      --     $  (1,494)   $  74,533
                                                                    -----------          ---    -----------  -----------
                                                                    -----------          ---    -----------  -----------

    Investment securities with a carrying value of $14.0 million and $15.5 million were pledged to secure public deposits and as collateral for other borrowings at June 30, 1997 and December 31, 1996, respectively.

    The amortized cost and estimated fair value of debt securities at June 30, 1997 by contractual maturities are shown in the following table. Expected maturities will differ from contractual maturities, particularly with respect to mortgage-backed securities, because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                        MATURING IN
                                          -----------------------------------------------------------------------
                                                      OVER ONE YEAR    OVER FIVE YEARS
                                          ONE YEAR     THROUGH FIVE      THROUGH TEN       OVER TEN
             JUNE 30, 1997                 OR LESS        YEARS             YEARS            YEARS        TOTAL
                                          ---------  ----------------  ----------------  -------------  ---------
                                                                  (DOLLARS IN THOUSANDS)
Available-for-sale, amortized cost......  $  14,664     $   54,584        $    5,539       $      --    $  74,787
Available-for-sale, estimated fair
 value..................................  $  14,653     $   53,424        $    5,388       $      --    $  73,465

    There were no sales of investment securities during the first six months of 1997. Proceeds from the sales of available-for-sale investment securities during the same period in 1996 were $8.5 million. A gross gain of $14,000 was realized on sales of investment securities in 1996.

            SC BANCORP AND ITS SUBSIDIARY, SOUTHERN CALIFORNIA BANK

  (UNAUDITED, EXCEPT FOR INFORMATION AS OF AND FOR THE YEAR ENDED DECEMBER 31,
                                     1996)

NOTE 3--LOANS

    Loans by category are summarized below:

                                                                       JUNE 30,              DECEMBER 31,
                                                                         1997      PERCENT       1996       PERCENT
                                                                      ----------  ---------  ------------  ---------
                                                                                  (DOLLARS IN THOUSANDS)
Commercial..........................................................  $  168,670      48.11%  $  160,633       46.17%
Real estate, construction...........................................       6,899       1.97%       8,544        2.46%
Real estate, mortgage...............................................     108,250      30.88%     105,123       30.22%
Consumer............................................................      66,765      19.04%      73,564       21.15%
                                                                      ----------  ---------  ------------  ---------
  Gross loans.......................................................     350,584     100.00%     347,864      100.00%
                                                                      ----------  ---------  ------------  ---------
  Deferred fee income...............................................        (638)                   (689)
  Allowance for possible loan losses................................      (5,062)                 (4,947)
                                                                      ----------             ------------
    Loans, net......................................................  $  344,884              $  342,228
                                                                      ----------             ------------
                                                                      ----------             ------------

    No industry constitutes a concentration in the Company's loan portfolio.

            SC BANCORP AND ITS SUBSIDIARY, SOUTHERN CALIFORNIA BANK

  (UNAUDITED, EXCEPT FOR INFORMATION AS OF AND FOR THE YEAR ENDED DECEMBER 31,
                                     1996)

NOTE 3--LOANS (CONTINUED)
    The following table summarizes the balances and changes in the allowance for possible loan losses for the periods indicated:

                                                                                     YEAR ENDED
                                                                   SIX MONTHS ENDED   DECEMBER    SIX MONTHS ENDED
                                                                    JUNE 30, 1997     31, 1996     JUNE 30, 1996
                                                                   ----------------  -----------  ----------------
                                                                               (DOLLARS IN THOUSANDS)
Average balance of gross loans outstanding.......................     $  344,440      $ 321,843      $  315,024
                                                                        --------     -----------       --------
                                                                        --------     -----------       --------
Gross loan balance at end of period..............................     $  350,584      $ 347,864      $  322,953
                                                                        --------     -----------       --------
                                                                        --------     -----------       --------
Allowance at beginning of period.................................     $    4,947      $   5,734      $    5,734
Charge-offs:
  Commercial.....................................................            617            422              79
  Real estate....................................................             --            279             138
  Consumer.......................................................             29            168             122
                                                                        --------     -----------       --------
    Total charge-offs............................................            646            869             339
Recoveries:
  Commercial.....................................................             99            477             362
  Real estate....................................................             --             21               5
  Consumer.......................................................             12             54              35
                                                                        --------     -----------       --------
    Total recoveries.............................................            111            552             402
Net charge-offs (recoveries).....................................            535            317             (63)
Provision (recovery) charged (credited) to operations............            650           (470)           (470)
Allowance on purchased loans.....................................             --             --              --
                                                                        --------     -----------       --------
Allowance at end of period.......................................     $    5,062      $   4,947      $    5,327
                                                                        --------     -----------       --------
                                                                        --------     -----------       --------


                                                                                      DECEMBER
                                                                    JUNE 30, 1997     31, 1996     JUNE 30, 1996
                                                                   ----------------  -----------  ----------------
Ratio of allowance for loan losses to loans outstanding at
 end of period...................................................           1.44%          1.42%           1.65%
Ratio of allowance for loan losses to nonaccrual loans at
 end of period...................................................          69.43%        173.84%         778.60%
Ratio of annualized net charge-offs to average loans.............           0.31%          0.10%          (0.04%)

    Loans on nonaccrual status were $7.3 million and $684,000, respectively at June 30, 1997 and 1996. Interest income that would have been collected on these loans had they performed in accordance with their original terms was approximately $365,000 and $96,000, for the six months ended June 30, 1997 and 1996, respectively. The Company's average recorded investment in impaired loans for the six months ended June 30, 1997 was $8.9 million. The Company's allowance for possible loan losses at June 30, 1997 includes $1.8 million related to impaired loans. Interest income recognized on impaired loans during the first six months of 1997 and 1996 was $167,000 and $180,000, of which $167,000 and
$164,000, respectively, was collected in cash.

            SC BANCORP AND ITS SUBSIDIARY, SOUTHERN CALIFORNIA BANK

  (UNAUDITED, EXCEPT FOR INFORMATION AS OF AND FOR THE YEAR ENDED DECEMBER 31,
                                     1996)

NOTE 4--COMMITMENTS AND CONTINGENCIES

    CREDIT EXTENSION

    In the normal course of business, there are various outstanding commitments to extend credit which are not reflected in the accompanying consolidated financial statements. The Company does not anticipate losses as a result of these transactions. However, the commitments are a component of the estimate of the allowance for possible loan losses. Commercial and standby letters of credit totaled approximately $5.8 million and $4.1 million at June 30, 1997 and December 31, 1996, respectively. In addition, the Company had unfunded loan commitments of $126.5 million and $110.5 million at June 30, 1997 and December 31, 1996, respectively. All of the commitments outstanding at June 30, 1997 and December 31, 1996 represent unfunded loans which bear a floating interest rate.

    The Company uses the same credit policies in making commitments and conditional obligations as it does in extending loan facilities to customers. The Company evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Company upon extension of credit, is based on management's credit evaluation of the counterparty. Collateral held varies, but may include accounts receivable, inventory, property, plant and equipment, and income-producing commercial properties.

    INTEREST RATE SWAPS

    The Company entered into two interest rate swap agreements to reduce the impact of changes in interest rates on its floating-rate loan portfolio. At June 30, 1997, the Company had outstanding one interest rate swap agreement with a commercial bank having a total notional principal amount of $50 million (Swap #1). The second interest rate swap agreement was with a securities broker having a notional principal amount of $25 million (Swap #2). Swap #2 matured in January 1997. The agreements were intended to reduce the Company's exposure to declines in prime lending rates by artificially converting $75 million of the Company's prime-based loans to fixed rates for the duration of the agreements. Swap #1 was entered into in September 1993. The terms of the agreement require the Company to pay interest quarterly based on three-month LIBOR and to receive interest semi-annually at a fixed rate of 4.865%. The agreement matures in September 1998.

    The Company accrues monthly interest income and expense on the swaps, the net of which is included in income on loans. Net interest expense of $187,000 and $271,000 related to the swap agreements is included in interest income for the six months ended June 30, 1997 and 1996, respectively. The Company is required to pledge collateral on the swaps. A U.S. Agency note having a fair value of approximately $3.6 million was pledged as collateral for the outstanding agreement as of June 30, 1997. The Company is exposed to credit loss in the event of nonperformance by the counterparty to the remaining agreement. However, the Company does not anticipate nonperformance by the counterparty.